EXHIBIT C - SPECIMEN CERTIFICATE


               NOT VALID UNLESS COUNTERSIGNNED BY TRANSFER AGENT
               INCORPORTAED UNDER THE LAWS OF THE STATE OF NEVADA


Certificate No.                                                 Number of Shares

 - VOID -                        NOVAMED, INC.                         XXXXX
                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                                PAR VALUE: $.001

THIS CERTIFIES THAT ----------SPECIMEN---------

IS THE RECORD HOLDER OF -----------VOID----------

                     -Shares of NOVAMED, INC. Common Stock-
tranferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsiile seal of the Corportion and facsimile signatures of its duly authorized officers.

Dated:
      ----------------

   /s/ D. Wareham                                    /s/ Ruairidh Campbell
--------------------------    [Corporate Seal]       ------------------------
               Secretary                                            President


INTERWEST TRANSFER CO. INC.  P.O. BOX 17136/SALT LAKE CITY, UTAH  84117

      COUNTERSIGNED & REGISTERED
                                --------------------------
                              COUNTERSIGNED  Transfer Agent-Authorized Signature


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